EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                  We consent to the incorporation by reference in Registration Statement No. 333-36266  (Form S-8) of Infinite Group, Inc. of our report, dated February 26, 2010, on the consolidated financial  statements as of and for the year ended December 31, 2009,  appearing in this Annual Report on Form 10-K of Infinite Group,  Inc. for the year ended December 31, 2009.

/s/ FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, New York
February 26, 2010